Exhibit 99.1

Jabil Reports Third Quarter Results

Reiterates Fiscal 2015 Outlook

St. Petersburg, FL – June 18, 2014... Today Jabil Circuit, Inc. (NYSE: JBL), announced preliminary, unaudited financial results for its third quarter of fiscal year 2014.

The company reported third quarter revenue of $3.8 billion.

Jabil’s three reporting segments delivered the following revenue results for the company’s third fiscal quarter:

•	Diversified Manufacturing Services: $1.6 billion.

•	Enterprise & Infrastructure: $1.3 billion.

•	High Velocity Systems: $0.9 billion.

Generally accepted accounting principles (GAAP) operating loss for the third quarter was ($1.6) million and GAAP net diluted income per share was $0.93. The company indicated that $12.4 million in restructuring costs during the quarter negatively impacted GAAP operating income and that $238.5 million in gain on sale of discontinued operations, net of tax positively impacted GAAP net income.

Core operating income (as defined below) was $45.3 million and core diluted loss per share (as defined below) was ($0.06).

“Our third fiscal quarter performed largely as planned and is highlighted by a strong balance sheet performance, driven by significant cash flow from operations and a total cash position of $1.3 billion,” said Forbes Alexander, Chief Financial Officer. “We believe the strength of our balance sheet positions us well as we consider strategic investments in key growth areas in fiscal 2015,” he added.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under GAAP. Jabil calculates its core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results:	Q3 2014	Q3 2013
Net revenue	$3.8 billion	$4.2 billion
GAAP operating (loss) income	($1.6) million	$93.1 million
GAAP net income	$188.3 million	$50.1 million
GAAP net diluted earnings per share	$0.93	$0.24
GAAP return on invested capital	(2.6%)	10.5%
Core operating income	$45.3 million	$158.6 million
Core (loss) earnings	($11.3) million	$98.2 million
Core diluted (loss) earnings per share	($0.06)	$0.47
Core return on invested capital	2.6%	19.2%

Fiscal Fourth Quarter Guidance:
Net revenue	$3.7 billion to $3.9 billion
GAAP operating (loss) income	($3) million to $47 million
GAAP net diluted loss per share	($0.30) to ($0.05) per diluted share
Core operating income	$40 million to $80 million
Core (loss) earnings per share	($0.10) to $0.10 per diluted share

GAAP net diluted earnings per share for the fourth quarter of fiscal year 2014 are currently estimated to include $0.03 per share for amortization of intangibles, $0.07 per share for stock-based compensation expense and related charges, $0.05 to $0.10 per share for restructuring and related charges.

Year over Year Fourth Quarter Segment Revenue Guidance:

•	Diversified Manufacturing Services to decline 6 percent.

•	Enterprise & Infrastructure to decline 7 percent.

•	High Velocity Systems to decline 38 percent.

“We remain confident in our fiscal year 2015 outlook as we anticipate growth in several key areas within our business,” said Mark T. Mondello, Chief Executive Officer. “As we find ourselves immersed in a multitude of exciting product ramps, I’d like to acknowledge and thank our global workforce as they serve and delight our customers each and every day. Exceptional customer care is a catalyst for delivering value to our shareholders,” Mondello added.

Management maintains its fiscal year 2015 outlook of $1.65 to $1.95 core earnings per share.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2014; the strength of our balance sheet and its effect on our plans to consider strategic investments in key growth areas in fiscal 2015; our currently expected fourth quarter of fiscal year 2014 net revenue (including that of our segments), core operating income, GAAP operating (loss) income, core and GAAP earnings (loss) per share results and the components thereof; our fiscal 2015 outlook; our anticipated growth in several key areas within our business; product ramps throughout the company; and our currently expected fiscal year 2015 core earnings per share. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third quarter of fiscal year 2014 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; the occurrence of, success and expected financial results from, the expected multiple product ramps; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the third quarter of fiscal year 2014 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 18, 2014 at approximately 7:30 p.m. ET through midnight on June 25, 2014. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 56200882. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design and manufacturing product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 24 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31,
	2014 (Unaudited)	August 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,322,266	$1,011,373
Accounts receivable, net	998,420	1,168,954
Inventories	1,861,235	2,118,716
Prepaid expenses and other current assets	862,804	1,141,919
Income taxes receivable	32,692	12,269
Deferred income taxes	56,743	45,650
Assets of discontinued operations	22,998	321,364

Total current assets	5,157,158	5,820,245
Property, plant and equipment, net	2,212,908	2,309,320
Goodwill and intangible assets, net	617,618	609,445
Deferred income taxes	89,451	91,383
Other assets	144,195	100,801
Non-current assets of discontinued operations	—	222,587

Total assets	$8,221,330	$9,153,781

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$69,886	$215,448
Accounts payable	2,697,598	3,191,328
Accrued expenses	1,101,221	1,217,088
Income taxes payable	8,712	38,323
Deferred income taxes	3,560	6,004
Liabilities of discontinued operations	7,181	196,243

Total current liabilities	3,888,158	4,864,434
Notes payable, long-term debt and capital lease obligations, less current installments	1,672,521	1,690,418
Other liabilities	80,139	77,145
Income tax liabilities	89,220	76,315
Deferred income taxes	61,013	58,047
Non-current liabilities of discontinued operations	—	31,855

Total liabilities	5,791,051	6,798,214

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	243	238
Additional paid-in capital	1,867,204	1,853,409
Retained earnings	1,288,029	1,071,175
Accumulated other comprehensive income	87,741	81,248
Treasury stock, at cost	(834,008)	(670,783)

Total Jabil Circuit, Inc. stockholders’ equity	2,409,209	2,335,287

Noncontrolling interests	21,070	20,280

Total equity	2,430,279	2,355,567

Total liabilities and equity	$8,221,330	$9,153,781

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2014	2013	2014	2013
Net revenue	$3,785,875	$4,196,224	$11,705,901	$12,735,799
Cost of revenue	3,569,925	3,898,652	10,942,550	11,837,451

Gross profit	215,950	297,572	763,351	898,348
Operating expenses:
Selling, general and administrative	190,804	146,969	497,796	441,782
Research and development	5,729	6,475	21,387	21,337
Amortization of intangibles	5,679	2,221	18,180	6,591
Restructuring and related charges	12,446	23,182	65,652	23,182
Loss on disposal of subsidiaries	2,905	—	2,905	—
Impairment of notes receivable and related charges	—	25,597	—	25,597

Operating (loss) income	(1,613)	93,128	157,431	379,859
Interest and other, net	32,567	31,750	99,708	92,746

(Loss) income from continuing operations before tax	(34,180)	61,378	57,723	287,113
Income tax expense	18,708	22,129	40,923	81,317

(Loss) income from continuing operations, net of tax	(52,888)	39,249	16,800	205,796

Discontinued operations:
Income from discontinued operations, net of tax	2,699	10,379	21,515	37,505
Gain on sale of discontinued operations, net of tax	238,497	—	229,542	—

Discontinued operations, net of tax	241,196	10,379	251,057	37,505

Net income	188,308	49,628	267,857	243,301
Net income (loss) attributable to noncontrolling interests, net of tax	53	(455)	347	(1,162)

Net income attributable to Jabil Circuit, Inc.	$188,255	$50,083	$267,510	$244,463

(Loss) earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic:
(Loss) income from continuing operations, net of tax	$(0.26)	$0.20	$0.08	$1.02

Discontinued operations, net of tax	$1.19	$0.05	$1.23	$0.18

Net income	$0.93	$0.25	$1.31	$1.20

Diluted:
(Loss) income from continuing operations, net of tax	$(0.26)	$0.19	$0.08	$1.00

Discontinued operations, net of tax	$1.19	$0.05	$1.22	$0.18

Net income	$0.93	$0.24	$1.30	$1.18

Weighted average shares outstanding:
Basic	202,008	202,648	203,995	203,142

Diluted	202,008	207,569	205,699	207,540

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended
	May 31, 2014	May 31, 2013
Cash flows from operating activities:
Net income	$267,857	$243,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	366,622	295,710
Gain on sale of discontinued operations	(239,320)	—
Restructuring and related charges	30,015	—
Deferred income taxes	(25,115)	(28,635)
Provision for allowance for doubtful accounts	15,078	—
Recognition of stock-based compensation expense and related charges	8,257	52,201
Loss on disposal of subsidiaries	2,905	—
Excess tax benefits related to stock awards	(1,544)	(330)
Impairment of notes receivable and related charges	—	25,597
Other, net	3,611	7,038
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	102,708	113,134
Inventories	315,254	(85,855)
Prepaid expenses and other current assets	269,871	(59,259)
Other assets	(28,288)	(1,497)
Accounts payable and accrued expenses	(666,786)	239,209
Income taxes	(11,737)	9,067

Net cash provided by operating activities	409,388	809,681

Cash flows from investing activities:
Proceeds from sale of discontinued operations, net of cash	544,495	—
Acquisition of property, plant and equipment	(414,729)	(452,993)
Proceeds from sale of property, plant and equipment	141,082	11,274
Cash paid for business and intangible asset acquisitions, net of cash acquired	—	(9,662)
Investments in non-marketable equity securities	—	(2,942)

Net cash provided by (used in) investing activities	270,848	(454,323)

Cash flows from financing activities:
Payments towards debt agreements	(5,336,697)	(3,184,810)
Borrowings under debt agreements	5,171,880	3,169,401
Payments to acquire treasury stock	(129,063)	(129,262)
Dividends paid to stockholders	(52,162)	(51,743)
Treasury stock minimum tax withholding related to vesting of restricted stock	(34,162)	(20,268)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	7,697	10,899
Sale of noncontrolling interest, net of cash	(1,783)	—
Cash paid to purchase noncontrolling interest	(1,720)	—
Excess tax benefit related to stock awards	1,544	330
Capital contribution to noncontrolling interest	—	316

Net cash used in financing activities	(374,466)	(205,137)

Effect of exchange rate changes on cash and cash equivalents	5,123	(15,751)

Net increase in cash and cash equivalents	310,893	134,470
Cash and cash equivalents at beginning of period	1,011,373	1,217,256

Cash and cash equivalents at end of period	$1,322,266	$1,351,726

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2014	2013	2014	2013
Operating (loss) income (GAAP)	$(1,613)	$93,128	$157,431	$379,859
Amortization of intangibles	5,679	2,221	18,180	6,591
Stock-based compensation expense and related charges	14,561	14,433	6,627	47,620
Restructuring and related charges	12,446	23,182	65,652	23,182
Distressed customer charges	11,371	—	15,113	—
Loss on disposal of subsidiaries	2,905	—	2,905	—
Impairment of notes receivable and related charges	—	25,597	—	25,597

Core operating income (Non-GAAP)	$45,349	$158,561	$265,908	$482,849

Net income attributable to Jabil Circuit, Inc. (GAAP)	$188,255	$50,083	$267,510	$244,463
Amortization of intangibles, net of tax	5,661	1,975	15,084	6,342
Stock-based compensation expense and related charges, net of tax	14,298	14,806	5,884	47,587
Restructuring and related charges, net of tax	9,862	21,977	55,443	21,977
Distressed customer charges, net of tax	8,889	—	11,234	—
Acquisition costs and certain purchase accounting adjustments, net of tax	—	—	(9,064)	—
Loss on disposal of subsidiaries, net of tax	2,905	—	2,905	—
Impairment of notes receivable and related charges, net of tax	—	19,747	—	19,747
Income from discontinued operations, net of tax	(2,699)	(10,379)	(21,515)	(37,505)
Gain on sale of discontinued operations, net of tax	(238,497)	—	(229,542)	—

Core (loss) earnings (Non-GAAP)	$(11,326)	$98,209	$97,939	$302,611

Earnings per share: (GAAP)
Basic	$0.93	$0.25	$1.31	$1.20

Diluted	$0.93	$0.24	$1.30	$1.18

Core (loss) earnings per share: (Non-GAAP)
Basic	$(0.06)	$0.48	$0.48	$1.49

Diluted	$(0.06)	$0.47	$0.48	$1.46

Weighted average shares outstanding used in the calculations of earnings per share (GAAP):
Basic	202,008	202,648	203,995	203,142

Diluted	202,008	207,569	205,699	207,540

Weighted average shares outstanding used in the calculations of earnings per share (Non-GAAP):
Basic	202,008	202,648	203,995	203,142

Diluted	202,008	207,569	205,699	207,540

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter “average net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” as its non-GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended
	May 31,	May 31,
	2014	2013
Numerator:
Operating (loss) income (GAAP)	$(1,613)	$93,128
Tax effect (1)	(18,456)	(22,504)

After-tax operating (loss) income	(20,069)	70,624
	x4	x4

Annualized after-tax operating (loss) income	$(80,276)	$282,496

Core operating income (Non-GAAP)	$45,349	$158,561
Tax effect (2)	(24,921)	(29,296)

After-tax core operating income	20,428	129,265
	x4	x4

Annualized after-tax core operating income	$81,712	$517,060

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,352,293	$2,190,845
Average notes payable, long-term debt and capital lease obligations, less current installments (3)	1,673,922	1,652,534
Average current installments of notes payable, long-term debt and capital lease obligations (3)	115,363	59,529
Average cash and cash equivalents (3)	(998,698)	(1,206,691)

Net invested capital asset base	$3,142,880	$2,696,217

Return on Invested Capital (GAAP)	(2.6)%	10.5%
Adjustments noted above	5.2%	8.7%
Core Return on Invested Capital (Non-GAAP)	2.6%	19.2%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.